UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

SINCLAIR BROADCAST GROUP, INC.
(Exact name of Registrant as specified in its charter)

Maryland (State or other jurisdiction of Incorporation or organization)	52-1494660 (I.R.S. Employer Identification No.)

10706 Beaver Dam Road
Hunt Valley, Maryland 21030
(Address of principal executive offices including zip code)

401(k) Profit Sharing Plan
(Full title of the plan)

David D. Smith
Executive Chairman
10706 Beaver Dam Road
Hunt Valley, Maryland 21030
(410) 568-1500
(Name, address, and telephone number, including area code, of agent for service)

Copies to:

Jeffrey B. Grill, Esq.
Justin J. Bintrim, Esq.
Pillsbury Winthrop Shaw Pittman LLP
1200 Seventeenth St. NW
Washington, DC 20036
(202) 286-9472

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Class A Common Stock, par value $0.01 per share	4,000,000 shares	$33.675	134,700,000	$16,770.15

(1)        Pursuant to Rule 416, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend, recapitalization or any other similar transaction effected without receipt of consideration, which results in an increase in the number of the Registrant’s outstanding shares of Class A Common Stock.

(2)          Estimated pursuant to Rules 457(h) and 457(c) under the Securities Act of 1933, as amended (the “Securities Act”), solely for the purposes of calculating the registration fee, based on the average of the high and low prices of the Class A Common Stock as reported on the NASDAQ Stock Market on March 9th, 2018.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of Sinclair Broadcast Group, Inc. (the “Registrant” or the “Company”) on Form S-8 relating to the same employee benefit plan is effective.

The document(s) containing the information required by Item 1 of Form S-8 and the statement of availability of registrant information and any other information required by Item 2 of Form S-8 have been sent or given to participants as specified by Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”).  In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the “Commission”) either as part of this registration statement (this “Registration Statement”) or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.  The Registrant will maintain a file of such documents in accordance with the provisions of Rule 428.  Upon request, the Registrant shall furnish the Commission or its staff a copy or copies of all of the documents included in such file.

In accordance with General Instruction E of Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statement on Form S-8, File No. 333-209476, filed with the Commission on November 8, 2008 by the Registrant, except to the extent superseded hereby.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.      Incorporation of Documents by reference.

The Registrant hereby incorporates by reference the following documents:

(a)          The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2017;

(b)         The Registrant’s Current Report on Form 8-K filed with the Commission on February 6, 2018; and

(c)         The description of the Company’s common stock set forth in its registration statement on Form 8-A filed May 17, 1995, including all amendments and reports filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (prior to filing of a post-effective amendment which indicates that all securities offered have been sold or that deregisters all securities then remaining unsold) shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

ITEM 8.      Exhibits.

Exhibit No.	Description

5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP.

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

23.2	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page hereof).

The Company previously received a determination letter from the Internal Revenue Service (the “IRS”) that the Company’s 401(k) Profit Sharing Plan (the “Plan”) is a qualified plan under the Internal Revenue Code (the “Code”).  The Company hereby undertakes to submit any amendments to the Plan to the IRS in a timely manner and will make all changes required under the Code to maintain the tax qualifications of the Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Hunt Valley, State of Maryland on March 16, 2018.

SINCLAIR BROADCAST GROUP, INC.

By:	/s/ Christopher S. Ripley
Christopher S. Ripley
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Christopher S. Ripley and David R. Bochenek and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Christopher S. Ripley	President and Chief Executive Officer
Christopher S. Ripley		March 16, 2018

/s/ Lucy A. Rutishauser	Senior Vice President and Chief Financial Officer
Lucy A. Rutishauser		March 16, 2018

/s/ David R. Bochenek	Senior Vice President, Chief Accounting
David R. Bochenek	Officer, and Corporate Controller	March 16, 2018

/s/ David D. Smith	Chairman of the Board and Executive Chairman
David D. Smith		March 16, 2018

/s/ Frederick G. Smith
Frederick G. Smith	Director	March 16, 2018

/s/ J. Duncan Smith
J. Duncan Smith	Director	March 16, 2018

/s/ Robert E. Smith
Robert E. Smith	Director	March 16, 2018

/s/ Lawrence E. McCanna
Lawrence E. McCanna	Director	March 16, 2018

/s/ Daniel C. Keith
Daniel C. Keith	Director	March 16, 2018

/s/ Martin R. Leader
Martin R. Leader	Director	March 16, 2018

/s/ Howard E. Friedman
Howard E. Friedman	Director	March 16, 2018